Exhibit 99.1
SPANISH BROADCASTING SYSTEM, INC. REPORTS
RESULTS FOR THE THIRD QUARTER 2011
COCONUT GROVE, FLORIDA, November 10, 2011 — Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and nine-months ended September 30, 2011.
Financial Highlights

	Three-Months Ended			Nine-Months Ended
	September 30,		%	September 30,		%
(in thousands)	2011	2010	Change	2011	2010	Change

Net revenue:
Radio	$31,970	30,468	5%	$89,633	89,371	0%
Television	4,442	4,085	9%	13,181	11,865	11%

Consolidated	$36,412	34,553	5%	$102,814	101,236	2%

Operating income before depreciation and amortization, (gain) loss on the disposal of assets, net, and impairment charges and restructuring costs, a non-GAAP measure:
Radio	$16,156	14,045	15%	$42,359	41,519	2%
Television	(1,039)	(1,963)	47%	(4,751)	(6,240)	24%
Corporate	(1,647)	(1,331)	(24%)	(5,590)	(5,806)	4%

Consolidated	$13,470	10,751	25%	$32,018	29,473	9%

As of
September 30, 2011
Cash and cash equivalents	$63,452
Please refer to the Non-GAAP Financial Measures and Unaudited Segment Data sections for definitions and a reconciliation of GAAP to non-GAAP financial measures.
Discussion and Results
“We generated healthy revenue growth at our radio and TV operations during the third quarter,” commented Raul Alarcón, Jr., Chairman and CEO. “Our top line results reflect an improving, but still volatile advertising climate in many of our markets, with continued strength in national sales. Our operating income also increased during the quarter, as we continued to carefully manage our costs given the uncertain economic environment. Overall, we are pleased with the progress we are making in improving our financial results and monetizing our audience reach. Our radio, TV and online assets continue to attract significant audience shares in the nation’s largest Hispanic markets.”

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Quarter Results
For the quarter ended September 30, 2011, consolidated net revenue totaled $36.4 million compared to $34.5 million for the same prior year period, resulting in an increase of $1.9 million or 5%. Our radio segment net revenue increased $1.5 million or 5%, primarily due to national and network sales. The increase in national sales occurred in all of our markets, with the exception of our San Francisco market. The increase in network sales occurred in all of our markets, with the exception of our Miami market. Our television segment net revenue increased $0.4 million or 9%, primarily due to increases in paid programming, barter and national spot sales, which were offset by decreases in local spot and integrated sales.
Operating income before depreciation and amortization, (gain) loss on the disposal of assets, net, and impairment charges and restructuring costs, a non-GAAP measure, totaled $13.5 million compared to $10.8 million for the same prior year period, representing an increase of $2.7 million or 25%. This increase was primarily attributed to the increase in net revenues and decrease in operating expenses. Please refer to the Non-GAAP Financial Measures and Unaudited Segment Data sections for definitions and a reconciliation of GAAP to non-GAAP financial measures.
Operating income totaled $12.1 million compared to $7.3 million for the same prior year period, representing an increase of $4.8 million or 67%. This increase was primarily attributed to the increase in net revenues and decreases in operating expenses and impairment charges and restructuring costs.
Nine-Months Ended Results
For the nine-months ended September 30, 2011, consolidated net revenue totaled $102.8 million compared to $101.2 million for the same prior year period, resulting in an increase of $1.6 million or 2%. Our television segment net revenue increased $1.3 million or 11%, primarily due to increases in national spot sales and paid programming sales, offset by a decrease in local spot sales. Our radio segment net revenue increased $0.3 million or less than 1%, primarily due to national and network sales, offset by a decrease in local sales. The increase in national sales occurred in our New York, Chicago and Puerto Rico markets. The increase in network sales occurred in all of our markets. The decrease in local sales occurred in all of our markets, with the exception of our New York and Puerto Rico markets.
Operating income before depreciation and amortization, (gain) loss on the disposal of assets, net, impairment charges and restructuring costs, a non-GAAP measure, totaled $32.0 million compared to $29.5 million for the same prior year period, representing an increase of $2.5 million or 9%. This increase was primarily attributed to the increase in net revenues and decreases in operating expenses and corporate expenses. Please refer to the Non-GAAP Financial Measures and Unaudited Segment Data sections for definitions and a reconciliation of GAAP to non-GAAP financial measures.
Operating income totaled $27.8 million compared to $22.9 million for the same prior year period, representing an increase of $4.9 million or 21%. This increase was primarily attributed to the increase in net revenues and decreases in operating expenses, corporate expenses and impairment charges and restructuring costs.
Refinancing of our Senior Credit Facility due 2012
We continue to explore alternatives for the refinancing of our Senior Credit Facility and believe that we will be able to refinance that facility on terms that are satisfactory to us. As previously announced, we expect to complete the refinancing process no later than April 2012.
The refinancing alternatives currently contemplated include an offering of new senior secured notes or the incurrence of new senior secured term loans, the net proceeds of which would be used, together with a portion of available cash, to refinance all outstanding term loans under the Senior Credit Facility and pay related fees and expenses. The Senior Credit Facility would be terminated.

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The timing and structure of any transaction will depend on market conditions. No assurance can be given that we will successfully refinance the Senior Credit Facility before it becomes due or as to the terms or timing of any refinancing transaction.
Any senior secured notes or other debt securities that may be offered are not expected to be registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This discussion shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any debt securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
NASDAQ Delisting Letter
On September 15, 2011, we received a written deficiency notice (the “Notice”) from The Nasdaq Stock Market (“NASDAQ”), advising us that the market value of our Class A common stock had been below the minimum $15,000,000 for the previous 30 consecutive business days (“Market Value of Publicly Held Shares Requirement”) required for continued listing on the NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(3)(C) (the “Rule”).
Pursuant to NASDAQ Listing Rule 5810(c)(3)(D), we have been provided an initial grace period of 180 calendar days, or until March 13, 2012, to regain compliance with the Rule. The Notice further provides that NASDAQ will provide written confirmation stating that we have achieved compliance with the Rule if at any time before March 13, 2012, the market value of our publicly held shares closes at $15,000,000 or more for a minimum of 10 consecutive business days. If we do not regain compliance with the Rule by March 13, 2012, NASDAQ will provide written notification to us that our Class A common stock is subject to delisting from the NASDAQ Global Market, at which time we will have an opportunity to appeal the determination to a NASDAQ Hearings Panel.
We intend to use all reasonable efforts to maintain the listing of our Class A common stock on the NASDAQ Global Market, but there can be no guarantee that we will regain compliance with the Market Value of Publicly Held Shares Requirement.

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About Spanish Broadcasting System, Inc.
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. SBS operates 3 of the top 6 Spanish-language stations in the nation including the #1 Spanish station in America, WSKQ-FM in New York City. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.
(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. García	Brad Edwards
Chief Financial Officer, Chief Administrative Officer,	Brainerd Communicators, Inc.
Senior Executive Vice President and Secretary	(212) 986-6667
(305) 441-6901

Spanish Broadcasting System, Inc.	Page 5
Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and nine-months ended September 30, 2011 and 2010.

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
Amounts in thousands, except per share amounts	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenue	$36,412	34,553	$102,814	101,236
Station operating expenses	21,295	22,471	65,206	65,957
Corporate expenses	1,647	1,331	5,590	5,806
Depreciation and amortization	1,414	1,392	4,010	4,394
(Gain) loss on the disposal of assets, net	(8)	23	(17)	31
Impairment charges and restructuring costs	—	2,097	207	2,097

Operating income	12,064	7,239	27,818	22,951
Interest expense, net	(2,054)	(2,317)	(6,114)	(11,743)
Changes in fair value of derivative instrument	—	—	—	5,863

Income before income taxes	10,010	4,922	21,704	17,071
Income tax expense	1,220	1,844	4,160	5,390

Net income	8,790	3,078	17,544	11,681

Dividends on Series B preferred stock	(2,482)	(2,482)	(7,446)	(7,446)

Net income applicable to common stockholders	$6,308	596	$10,098	4,235

Net income per common share:
Basic	$0.87	0.08	$1.39	0.58

Diluted	$0.87	0.08	$1.39	0.58

Weighted average common shares outstanding:
Basic	7,267	7,261	7,267	7,260

Diluted	7,272	7,283	7,279	7,282

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Non-GAAP Financial Measures
Included below are tables that reconcile the three- and nine-months ended reported results in accordance with Generally Accepted Accounting Principles (GAAP) to Non-GAAP results. The tables reconcile Operating Income to Operating Income before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net and Impairment Charges and Restructuring Costs.
UNAUDITED GAAP REPORTED RESULTS RECONCILED TO NON- GAAP RESULTS

	Three-Months Ended
	September 30,		%
(Amounts in thousands)	2011	2010	Change

Operating Income	$12,064	7,239
add back: Impairment charges and restructuring costs	—	2,097
add back: (Gain) Loss on the disposal of assets, net	(8)	23
add back: Depreciation and amortization	1,414	1,392

Operating Income before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructing Costs	$13,470	10,751	25%

	Nine-Months Ended
	September 30,		%
(Amounts in thousands)	2011	2010	Change

Operating Income	$27,818	22,951
add back: Impairment charges and restructuring costs	207	2,097
add back: (Gain) Loss on the disposal of assets, net	(17)	31
add back: Depreciation and amortization	4,010	4,394

Operating Income before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructing Costs	$32,018	29,473	9%

Operating Income before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs are not measures of performance or liquidity determined in accordance with GAAP in the United States. However, we believe that these measures are useful in evaluating our performance because they reflect a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. These measures are widely used in the broadcast industry to evaluate a company’s operating performance and are used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, these measures should not be considered in isolation or as substitutes for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Operating Income before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

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Unaudited Segment Data
We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In thousands)		(In thousands)
Net revenue:
Radio	$31,970	30,468	89,633	89,371
Television	4,442	4,085	13,181	11,865

Consolidated	$36,412	34,553	102,814	101,236

Engineering and programming expenses:
Radio	$5,322	5,795	17,010	17,269
Television	3,411	4,174	11,498	12,565

Consolidated	$8,733	9,969	28,508	29,834

Selling, general and administrative expenses:
Radio	$10,492	10,628	30,264	30,583
Television	2,070	1,874	6,434	5,540

Consolidated	$12,562	12,502	36,698	36,123

Corporate expenses:	$1,647	1,331	5,590	5,806

Depreciation and amortization:
Radio	$547	622	1,710	2,008
Television	739	569	1,889	1,695
Corporate	128	201	411	691

Consolidated	$1,414	1,392	4,010	4,394

(Gain) loss on the disposal of assets, net:
Radio	$—	23	(9)	23
Television	—	—	—	8
Corporate	(8)	—	(8)	—

Consolidated	$(8)	23	(17)	31

Impairment charges and restructuring costs:
Radio	$—	—	—	—
Television	—	43	—	43
Corporate	—	2,054	207	2,054

Consolidated	$—	2,097	207	2,097

Operating income (loss):
Radio	$15,609	13,400	40,658	39,488
Television	(1,778)	(2,575)	(6,640)	(7,986)
Corporate	(1,767)	(3,586)	(6,200)	(8,551)

Consolidated	$12,064	7,239	27,818	22,951

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	September 30, 2011

Cash and cash equivalents	$63,452

Total assets	$495,672

Senior secured credit facility term loan due 2012	$303,875
Other debt	14,423

Total debt	$318,298

Series B preferred stock	$92,349
Accrued dividends payable	19,441

Total	$111,790

Total stockholders’ deficit	$(38,332)

Total capitalization	$391,756

	For the Nine-Months Ended
	September 30,
(Amounts in thousands)	2011	2010

Capital expenditures (excludes station acquisition)	$2,505	1,257

Cash paid for income taxes, net	$8	20